                                                              EXHIBIT 23.8

                          CONSENT OF JAMES WORMS

   I hereby consent to being named a proposed director of MeriStar Hotels & Resorts, Inc. and to the use of my name wherever it appears in its Registration Statement on Form S-1, which forms a part of the Registration Statement, and any amendments thereto.

Dated: May 22, 1998
                                                   /s/ James Worms
                                          By___________________________________

                                                     James Worms